For Ministry Use Only
À l'usage exclusif du ministère

Ministry of Government Services
Ontario

Ministère des Services gouvernementaux

CERTIFICATE
This is to certify that these articles are effective on

CERTIFICAT
Ceci certifie que les présents statuts entrent en vigueur le

DECEMBER 1 2 DÉCEMBRE, 2012

Director / Directrice
Business Corporations Act / Loi sur les sociétés par actions

Ontario Corporation Number
Numéro de la société en Ontario

1886084

Form 4
Business Corporations Act

Formule 4
Loi sur les sociétés par actions

ARTICLES OF AMALGAMATION
STATUTS DE FUSION

1. The name of the amalgamated corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale de la société issue de la fusion: (Écrire en LETTRES MAJUSCULES SEULEMENT) :

MCW ENERGY GROUP LIMITED

2. The address of the registered office is:
Adresse du siège social :

801-1 Adelaide Street East

Street & Number or R.R. Number & if Multi-Office Building give Room No. /
Rue et numéro ou numéro de la R.R. et, s'il s'agit d'un édifice à bureaux, numéro du bureau

Toronto — ONTARIO — M5C 2V9

Name of Municipality or Post Office /
Nom de la municipalité ou du bureau de poste

Postal Code/Code postal

3. Number of directors is:
Nombre d'administrateurs :

Fixed number / Nombre fixe:

OR minimum and maximum / OU minimum et maximum: 1 — 10

4. The director(s) is/are: / Administrateur(s) :

First name, middle names and surname Prénom, autres prénoms et nom de famille	Address for service, giving Street & No. or R.R. No., Municipality, Province, Country and Postal Code Domicile élu, y compris la rue et le numéro ou le numéro de la R.R., le nom de la municipalité, la province, le pays et le code postal	Resident Canadian State 'Yes' or 'No' Résident canadien Oui/Non
Bill G. Calsbeck	8089 Heather Street Vancouver, BC V6P 3S1	Yes
Travis S. Schneider	13572 Crestview Drive Surrey, BC V3R 6T2	Yes
Alex Blyumkin	1714 Stone Cyn Road Los Angeles, CA 90077 USA	No

List of Directors (continued)

Name of Directors	Address for service	Resident Canadian
David Sutton	15800 Woodvale Road Encino, CA 91436 USA	No
Dr. Gerald Bailey	1711 Old Spanish Trail Apt #102 Houston, TX 77054 USA	No
Ronald Fisher	110 - 1383 Marinaside Crescent Vancouver, BC V6Z 2W9	Yes

5. Method of amalgamation, check A or B
Méthode choisie pour la fusion – Cocher A ou B :

A - Amalgamation Agreement / Convention de fusion :

☐ The amalgamation agreement has been duly adopted by the shareholders of each of the amalgamating corporations as required by subsection 176 (4) of the *Business Corporations Act* on the date set out below.

Les actionnaires de chaque société qui fusionnne ont dûment adopté la convention de fusion conformément au paragraphe 176(4) de la *Loi sur les sociétés par actions* à la date mentionnée ci-dessous.

or
ou

B - Amalgamation of a holding corporation and one or more of its subsidiaries or amalgamation of subsidiaries / Fusion d'une société mère avec une ou plusieurs de ses filiales ou fusion de filiales :

☒ The amalgamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 177 of the *Business Corporations Act* on the date set out below.

Les administrateurs de chaque société qui fusionne ont approuvé la fusion par voie de résolution conformément à l'article 177 de la *Loi sur les sociétés par actions* à la date mentionnée ci-dessous.

The articles of amalgamation in substance contain the provisions of the articles of incorporation of
Les statuts de fusion reprennent essentiellement les dispositions des statuts constitutifs de

MCW Enterprises Continuance Ltd.

and are more particularly set out in these articles.
et sont énoncés textuellement aux présents statuts.

Names of amalgamating corporations Dénomination sociale des sociétés qui fusionnent	Ontario Corporation Number Numéro de la société en Ontario	Date of Adoption/Approval Date d'adoption ou d'approbation Year / année – Month / mois – Day / jour
MCW Enterprises Continuance Ltd.	1886054	2012/12/12
MCW Energy Group Limited	1886044	2012/12/12

6. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.
Limites, s'il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la société.

None.

7. The classes and any maximum number of shares that the corporation is authorized to issue:
Catégories et nombre maximal, s'il y a lieu, d'actions que la société est autorisée à émettre :

(i) An unlimited number of common shares without nominal or par value.

(ii) An unlimited number of preferred shares without nominal or par value.

8. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs à chaque catégorie d'actions qui peut être émise en série :

(i) No special rights or restrictions attach to the common shares.

(ii) The preferred shares as a class shall have attached to them the following special rights, conditions, restrictions and limitations:

(1) The Preferred shares may at any time and from time to time be issued by the directors in one or more series.

(2) Subject to the Business Corporations Act, the directors may from time to time, by resolution, if none of the preferred shares of any particular series are issued, alter these Articles to do one or more of:

(a) determine the maximum number of shares of that series that the Company is authorized to issue, determine that there is no such maximum number, or alter any such determination;

(b) create an identifying name for the shares of that series, or alter any such identifying name;

(c) attach special rights or restrictions to the shares of that series, including, but without limiting or restricting the generality of the foregoing, the rate or amount of dividends (whether cumulative, non-cumulative or partially cumulative), the dates and places of payment thereof, the consideration for, and the terms and conditions of, any share purchase for cancellation or redemption thereof (including redemption after a fixed term or at a premium), conversion or exchange rights, the terms and conditions of any share purchase plan or sinking fund, restrictions respecting payment of dividends on, or the repayment of capital in respect of, any other shares of the Company and voting rights and restrictions; or alter any such special rights or restrictions; but no such special right or restriction shall contravene the provisions of paragraphs (3) and (4) below.

(3) The holders of preferred shares shall be entitled, on the liquidation or dissolution of the Company, whether voluntary or involuntary, or on any other distribution of its assets among its shareholders for the purpose of winding up its affairs, to receive, before any distribution is made to the holders of common shares or any other shares of the Company ranking junior to the preferred shares with respect to repayment of capital on the liquidation or dissolution of the Company, whether voluntary or involuntary, or on any other distribution of its assets among its shareholders for the purpose of winding up its affairs, the amount paid up with respect to each preferred share held by them, together with the fixed premium (if any) thereon, all accrued and unpaid cumulative dividends (if any and if preferential) thereon, which for such purpose shall be calculated as if such dividends were accruing on a day-to-day basis up to the date of such distribution, whether or not earned or declared, and all declared and unpaid non-cumulative dividends (if any and if preferential) thereon. After payment to the holders of preferred shares of the amounts so payable to them, they shall not, as such, be entitled to share in any further distribution of the property or assets of the Company except as specifically provided in the special rights and restrictions attached to any particular series.

(4) Except for such rights relating to the ejection of directors on a default in payment of dividends as may be attached to any series of the preferred shares by the directors, holders of preferred shares shall not be entitled, as such, to receive notice of, or to attend or vote at, any general meeting of shareholders of the Company.

9. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:
L'émission, le transfert ou la propriété d'actions est/n'est pas restreint. Les restrictions, s'il y a lieu, sont les suivantes :

No restrictions.

10. Other provisions, (if any):
Autres dispositions, s'il y a lieu :

None.

11. The statements required by subsection 178(2) of the *Business Corporations Act* are attached as Schedule "A".
Les déclarations exigées aux termes du paragraphe 178(2) de la *Loi sur les sociétés par actions* constituent l'annexe A.

12. A copy of the amalgamation agreement or directors' resolutions (as the case may be) is/are attached as Schedule "B".
Une copie de la convention de fusion ou les résolutions des administrateurs (selon le cas) constitue(nt) l'annexe B.

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

Name and original signature of a director or authorized signing officer of each of the amalgamating corporations. Include the name of each corporation, the signatories name and description of office (e.g. president, secretary). Only a director or authorized signing officer can sign on behalf of the corporation. / Nom et signature originale d'un administrateur ou d'un signataire autorisé de chaque société qui fusionne. Indiquer la dénomination sociale de chaque société, le nom du signataire et sa fonction (p. ex. : président, secrétaire). Seul un administrateur ou un dirigeant habilité peut signer au nom de la société.

MCW Enterprises Continuance Ltd.

Names of Corporations / Dénomination sociale des sociétés

By / *Par*

Signature / *Signature*	David Sutton Print name of signatory / Nom du signataire en lettres moulées	Director Description of Office / Fonction

MCW Energy Group Limited

Names of Corporations / Dénomination sociale des sociétés

By / *Par*

Signature / *Signature*	David Sutton Print name of signatory / Nom du signataire en lettres moulées	Director Description of Office / Fonction

Names of Corporations / Dénomination sociale des sociétés

By / *Par*

Signature / *Signature*	Print name of signatory / Nom du signataire en lettres moulées	Description of Office / Fonction

Names of Corporations / Dénomination sociale des sociétés

By / *Par*

Signature / *Signature*	Print name of signatory / Nom du signataire en lettres moulées	Description of Office / Fonction

Names of Corporations / Dénomination sociale des sociétés

By / *Par*

Signature / *Signature*	Print name of signatory / Nom du signataire en lettres moulées	Description of Office / Fonction

SCHEDULE A

STATEMENT OF DIRECTOR OR OFFICER

PURSUANT TO SUBSECTION 178(2) OF THE BUSINESS CORPORATIONS ACT

I, David Sutton, of the City of Los Angeles, in the State of California, hereby certify and state as follows:

1. This statement is made pursuant to subsection 178(2) of the *Business Corporations Act.*

2. I am a Director of MCW Energy Group Limited and as such have knowledge of its affairs.

3. I have conducted such examinations of the books and records of MCW Energy Group Limited (the "**Amalgamating Corporation**") as are necessary to enable me to make the statements hereinafter set forth.

4. There are reasonable grounds for believing that the Amalgamating Corporation is and the corporation to be formed by the amalgamation will be able to pay its liabilities as they become due and that the realizable value of such Amalgamated Corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes.

5. There are reasonable grounds for believing that no creditor of the Amalgamating Corporation will be prejudiced by the amalgamation.

6. Based on the statements made above the Amalgamating Corporation is not obligated to give notice to any creditor.

This statement is made this 12th day of December, 2012.

David Sutton

SCHEDULE A

STATEMENT OF DIRECTOR OR OFFICER

PURSUANT TO SUBSECTION 178(2) OF THE BUSINESS CORPORATIONS ACT

I, David Sutton, of the City of Los Angeles, in the State of California, hereby certify and state as follows:

1. This statement is made pursuant to subsection 178(2) of the *Business Corporations Act.*

2. I am a Director of MCW Enterprises Continuance Ltd. and as such have knowledge of its affairs.

3. I have conducted such examinations of the books and records of MCW Enterprises Continuance Ltd. (the "**Amalgamating Corporation**") as are necessary to enable me to make the statements hereinafter set forth.

4. There are reasonable grounds for believing that the Amalgamating Corporation is and the corporation to be formed by the amalgamation will be able to pay its liabilities as they become due and that the realizable value of such Amalgamated Corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes.

5. There are reasonable grounds for believing that no creditor of the Amalgamating Corporation will be prejudiced by the amalgamation.

6. Based on the statements made above the Amalgamating Corporation is not obligated to give notice to any creditor.

This statement is made this 12th day of December, 2012.

David Sutton

SCHEDULE B

RESOLUTION OF THE DIRECTORS

OF

MCW ENERGY GROUP LIMITED
(the "**Corporation**")

AMALGAMATION WITH MCW ENTERPRISES CONTINUANCE LTD.

WHEREAS the Corporation is a wholly-owned subsidiary of and has decided to amalgamate with MCW Enterprises Continuance Ltd. pursuant to Section 177 (1) of the *Business Corporations Act*;

RESOLVED that:

1. The amalgamation of the Corporation and MCW Enterprises Continuance Ltd. under the *Business Corporations Act* pursuant to Section 177 (1) thereof, be and the same is hereby approved.

2. Upon the endorsement of a Certificate of Amalgamation pursuant to subsection 178 (4) of the *Business Corporations Act*, all shares of the capital stock of the Corporation, including all shares which have been issued and outstanding as at the date hereof, shall be and the same shall are hereby cancelled without any repayment of capital in respect thereof;

3. The Articles of Amalgamation of the Amalgamated Corporation shall be the same as the Articles of Continuance of MCW Enterprises Continuance Ltd.

4. The By-Laws of the Amalgamated Corporation shall be the same as the By-Laws of MCW Enterprises Continuance Ltd.

5. No securities shall be issued and no assets shall be distributed by the Amalgamated Corporation in connection with the Amalgamation.

6. Any one officer or director of the Corporation be and is hereby authorized and directed to do all such further acts and things and to execute and deliver or sign and file (as the case may be) all such further agreements, instruments, notices, certificates, applications and other documents (for and on behalf of the Corporation and whether under corporate seal or otherwise), as such officer or director may consider necessary or advisable having regard to the foregoing paragraphs of this resolution.

7. This resolution may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All counterparts shall be construed together, and shall constitute one and the same resolution. A facsimile or PDF counterpart of this resolution shall be fully effective for all purposes.

CERTIFICATE

I, the undersigned, Robbie Grossman, Secretary of MCW Enterprises Continuance Ltd., hereby certify that the foregoing is a true and correct copy of a Resolution passed by the Directors of MCW Enterprises Continuance Ltd., on the 12th day of December, 2012, and that the said Resolution is now in full force and effect.

DATED the 12th day of December, 2012.

Robbie Grossman

SCHEDULE B

RESOLUTION OF THE DIRECTORS

OF

MCW ENTERPRISES CONTINUANCE LTD.
(the "**Corporation**")

AMALGAMATION WITH MCW ENERGY GROUP LIMITED

WHEREAS the Corporation has decided to amalgamate with its wholly-owned subsidiary MCW Energy Group Limited pursuant to Section 177 (1) of the *Business Corporations Act*;

RESOLVED that:

1. The amalgamation of the Corporation and MCW Energy Group Limited under the *Business Corporations Act* pursuant to Section 177 (1) thereof, be and the same is hereby approved.

2. Upon the endorsement of a Certificate of Amalgamation pursuant to subsection 178 (4) of the *Business Corporations Act*, all shares of the capital stock of MCW Energy Group Limited, including all shares which are issued and outstanding and held by the Corporation as at the date hereof, be and the same shall be hereby cancelled without any repayment of capital in respect thereof;

3. The Articles of Amalgamation of the Amalgamated Corporation shall be the same as the Articles of Continuance of the Corporation.

4. The By-Laws of the Amalgamated Corporation shall be the same as the By-Laws of the Corporation.

5. No securities shall be issued and no assets shall be distributed by the Amalgamated Corporation in connection with the Amalgamation.

6. Any one officer or director of the Corporation be and is hereby authorized and directed to do all such further acts and things and to execute and deliver or sign and file (as the case may be) all such further agreements, instruments, notices, certificates, applications and other documents (for and on behalf of the Corporation and whether under corporate seal or otherwise), as such officer or director may consider necessary or advisable having regard to the foregoing paragraphs of this resolution.

7. This resolution may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All counterparts shall be construed together, and shall constitute one and the same resolution. A facsimile or PDF counterpart of this resolution shall be fully effective for all purposes.

CERTIFICATE

I, the undersigned, Robbie Grossman, Secretary of MCW Enterprises Continuance Ltd., hereby certify that the foregoing is a true and correct copy of a Resolution passed by the Directors of MCW Enterprises Continuance Ltd., on the 12th day of December, 2012, and that the said Resolution is now in full force and effect.

DATED the 12th day of December, 2012.

Robbie Grossman